UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Boulevard, Suite 220 Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Amended and Restated Electric Service Agreement with Idaho Power Company

On June 19, 2009, our wholly owned subsidiary, Hoku Materials, Inc., entered into an Amended and Restated Electric Service Agreement, or the Amended Agreement, with Idaho Power Company, or Idaho Power, which amends and restates in its entirety that agreement between us and Idaho Power originally entered into in September 2008, or the ESA.  The Amended Agreement memorializes the amendments that were previously agreed to in principle in the letter agreement dated May 27, 2009, between us and Idaho Power, which was previously disclosed on Form 8-K filed by Hoku Scientific, Inc., with the Securities and Exchange Commission on June 2, 2009.  The Amended Agreement is to be filed with the Idaho Public Utilities Commission, or PUC, and is conditioned and effective only upon approval by the PUC.  The Amended Agreement, if approved by the PUC, would extend by six months the date upon which we are obligated to begin purchasing prescribed amounts of electricity from Idaho Power, from June 1, 2009, to December 1, 2009, as well as extending the initial term of the ESA to December 2013.  Prior to the December 1, 2009 effective date of the Amended Agreement, electricity is to be provided to us by Idaho Power at the current Schedule 19T tariff rate.

The foregoing description of the ESA is qualified in its entirety by the ESA, which was attached as Exhibit 10.78 to Form 8-K filed by Hoku Scientific, Inc., with the Securities and Exchange Commission on September 22, 2008, and the foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, which is attached hereto as Exhibit 10.104.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.104	Amended and Restated Electric Service Agreement, between Hoku Materials, Inc., and Idaho Power Company, dated as of June 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 22, 2009

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.104	Amended and Restated Electric Service Agreement, between Hoku Materials, Inc., and Idaho Power Company, dated as of June 19, 2009.